ENVIRO-RECOVERY, INC.


                                                         Wednesday, July 18 2001


PRESS RELEASE REGARDING STRATEGIC ALTERNATIVES FOR EVRE


Enviro-Recovery, Inc. announced today that on Thursday, July 12, 2001, its Board of Directors met for the purposes of discussing strategic alternatives to address the company's captial structure. Those discussions resulted in a resolution authorizing Enviro-Recovery to pursue a Chapter 11 bankruptcy filing.

Enviro-Recovery reported it did not make, and does not expect to be able to make, scheduled interest and principal payments on its loan agreements, bridge loan agreements and other obligations. Recently the company entered into a $6,000,000 financing agreement for the capital it required to continue operations. Enviro-Recovery reported its ability to make scheduled interest and principal payments has been adversely impacted by an indefinite delay in capital infusion due to a lack of performance by the financing party on the agreement.

Enviro-Recovery's Chief Executive Officer and Chief Financial Officer, Bruce Nesmith and Jeffrey Schwartz, respectively, issued the following comment jointly: "We believe that Enviro-Recovery can best be protected and served through the actions approved by the Board of Directors. We, along with our employees are 100% dedicated to seeing the company move forward and grow. We will continue to develop new customers and to service our existing customers during this time of change. We believe we will be better able to accomplish this within the new parameters that have been established."

In a separate matter, David "Caz" Neitzke, President of Superior Water-Logged Company, a wholly owned subsidiary of Enviro-Recovery, was terminated effective July 12, 2001. Richard Coleman, Robert Neilson and Andrea Malmberg have been promoted to assist in the management team for Superior's operations in Ashland, Wisconsin.

Customers, vendors, and investors with questions about the above discussed matters or any other matters regarding Enviro-Recovery and Superior can get more information on the Enviro-Recovery web site at www.timelesstimber.com or by calling Bruce Nesmith or Jeffrey Schwartz at 1-888-OLD-LOGS. Enviro-Recovery and Superior authorize no other sources of information..

 Certain statements set forth above, including, but not limited to, statements containing the words "expect," "pursue," "committed," "believe," "will" and similar words constitute forward-looking statements within the meaning of the Private Securities Legislation Reform Act of 1995. Further, statements in this press release which are not historical facts, including statements regarding Enviro-Recovery's ability to generate liquidity, restructure debt and revise its capital structure are forward-looking statements. Such forward-looking





                              Jeffrey Ivan Schwartz
                 Chief Financial Officer, Enviro-Recovery, Inc.

statements are based on Enviro-Recovery's current expectations and include known and unknown risks, uncertainties and other factors, many of which Enviro-Recovery is unable to predict or control, that may cause Enviro-Recovery's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in Enviro-Recovery's filings with the Securities and Exchange Commission. Such factors may include, without limitation, the delays or the inability to complete Enviro-Recovery's plan of reorganization; the availability and terms of capital in light of recent losses, cash flow shortfalls and Enviro-Recovery's chapter 11 bankruptcy filing; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; and Enviro-Recovery's ability to attract customers given its current financial position. Enviro-Recovery cautions investors that any forward-looking statements made by Enviro-Recovery are not guarantees of future performance. Enviro-Recovery disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.